EXHIBIT 99.2

Jeremy N. Stout, Inc.

(d/b/a The Big Tomato)

Condensed Financial Statements

(Expressed in US dollars)

For the Three and Nine Months ended September 30, 2014 and 2013

Condensed Balance Sheets (unaudited)	F-2

Condensed Statements of Operations (unaudited)	F-3

Condensed Statements of Cash Flows (unaudited)	F-4

Notes to the Condensed Financial Statements (unaudited)	F-5

F-1

Jeremy N. Stout, Inc.

(d/b/a The Big Tomato)

Condensed Balance Sheets

(Expressed in US dollars)

	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS

Cash	9,892	41,522
Inventory	281,172	142,946
Prepaid expenses and deposits	12,134	5,265

Total Current Assets	303,198	189,733

Property and equipment, net	9,066	15,679

Total Assets	312,264	205,412

LIABILITIES

Current Liabilities
Accounts payable and accrued liabilities	193,709	184,001

Total Liabilities	193,709	184,001

STOCKHOLDERS’ EQUITY

Common Stock: Authorized: 50 shares Issued and outstanding: 50 shares	5,000	5,000

Additional paid-in capital	5,459	5,459

Retained earnings	108,096	10,952

Total Stockholders’ Equity	118,555	21,411

Total Liabilities and Stockholders’ Equity	312,264	205,412

(The accompanying notes are an integral part of these unaudited condensed financial statements)

F-2

Jeremy N. Stout, Inc.

(d/b/a The Big Tomato)

Condensed Statements of Operations

(Expressed in US dollars)

(unaudited)

	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013

Revenue	799,071	608,609	2,310,318	1,819,171
Cost of sales	(638,115)	(508,729)	(1,674,969)	(1,351,498)

Gross Profit	160,956	99,880	635,349	467,673

Operating Expenses
Advertising	5,108	1,802	11,855	8,268
Depreciation	2,087	3,337	6,613	9,110
Insurance	14,415	11,797	34,011	34,159
General and administrative	22,500	30,269	74,716	74,830
Professional fees	4,500	5,850	17,378	16,719
Rent	28,439	28,315	86,536	84,832
Wages	75,620	76,087	205,112	222,866

Total Operating Expenses	(152,669)	(157,457)	(436,221)	(450,784)

Income (Loss) Before Other Items	8,287	(57,577)	199,128	16,889

Other Items
Interest income (expense), net	2,407	(56)	7,766	(232)
Loss on disposal of equipment	–	–	–	(1,165)

Net Income (Loss)	10,694	(57,633)	206,894	15,492
Net Income (Loss) per Share – Basic and Diluted	214	(1,153)	4,138	310
Weighted Average Shares Outstanding – Basic and Diluted	50	50	50	50

(The accompanying notes are an integral part of these unaudited condensed financial statements)

F-3

Jeremy N. Stout, Inc.

(d/b/a The Big Tomato)

Condensed Statements of Cash Flows

(Expressed in US dollars)

(unaudited)

	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013

Operating Activities

Net income	206,894	15,492

Adjustments to reconcile net income to net cash used in operating activities:

Depreciation	6,613	9,110
Disposal of equipment	–	1,165

Changes in operating assets and liabilities:

Prepaid expenses and deposits	(6,869)	8,550
Inventory	(138,226)	19,264
Accounts payable and accrued liabilities	9,708	36,403

Net Cash Provided by Operating Activities	78,120	89,984

Investing Activities

Purchase of equipment	–	(3,326)

Net Cash Used in Investing Activities	–	(3,326)

Financing Activities

Distribution	(109,750)	(56,266)

Net Cash Used in Financing Activities	(109,750)	(56,266)

(Decrease) Increase in Cash	(31,630)	30,392

Cash – Beginning of Period	41,522	1,025

Cash – End of Period	9,892	31,417

Supplemental Disclosures:

Interest paid	–	–
Income tax paid	–	–

(The accompanying notes are an integral part of these unaudited condensed financial statements)

F-4

Jeremy N. Stout, Inc.

(d/b/a The Big Tomato)

Notes to the Condensed Financial Statements

(Expressed in US dollars)

(unaudited)

1.	Nature of Operations

Jeremy N. Stout, Inc. (d/b/a The Big Tomato) (the “Company”), a subchapter S Corporation, was incorporated in the state of Colorado on February 20, 2001. The Company is an established Denver area store, warehouse distribution facility, and online hydroponics and indoor garden supplier.

2.	Summary of Significant Accounting Policies

(a)	Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is December 31.

The unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Securities and Exchange Commission (“SEC”) Form 10-Q. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, these unaudited interim financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended December 31, 2013.

The financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company’s financial position at September 30, 2014, and the results of its operations and cash flows for the three and nine months ended September 30, 2014 and 2013. The results of operations for the three and nine months ended September 30, 2014, are not necessarily indicative of the results to be expected for future quarters or the full year.

(b)	Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.	Inventory

Inventory consists of the following:

	September 30, 2014 $	December 31, 2013 $

Finished Goods	281,172	142,946
Raw Materials	–	–

Total	281,172	142,946

F-5

Jeremy N. Stout, Inc.

(d/b/a The Big Tomato)

Notes to the Condensed Financial Statements

(Expressed in US dollars)

(unaudited)

4.	Property and Equipment

	Cost $	Accumulated Depreciation $	September 30, 2014 Net Carrying Value $	December 31, 2013 Net Carrying Value $

Furniture and equipment	57,938	50,806	7,132	12,384
Leasehold Improvements	24,747	24,747	-	-
Software and website	34,191	34,191	-	168
Vehicles	11,493	9,559	1,934	3,127

Total	128,369	119,303	9,066	15,679

5.	Related Party Transactions

(a)	During the nine months ended September 30, 2014 and 2013, the Company paid or accrued management fees of $92,308 and $92,308 to the two principal shareholders of the Company.

(b)	During the nine months ended September 30, 2014 and 2013, the Company paid net distributions to the two principal shareholders of the Company of $109,750 and $56,266.

6.	Commitment

a)

The Company entered into a lease for office premises which originally commenced April 2, 2007. On October 27, 2010 and November 1, 2013, the Company entered into amendment agreements to extend the term of the lease. Under the terms of the November 1, 2013 amendment agreement, the term was extended to October 31, 2018, and the Company must pay base rent of $25,600 in the first 2 years of the lease, $27,200 in the next 2 years of the lease, and $28,800 in the last year of the lease.

b)

The Company entered into a Shopping Center Lease Agreement which commenced April 1, 2014, and terminates on March 31, 2019. The minimum base rent due under the lease agreement is $5,235 per month for the first year, $5,413 per month for the second year, and $5,568 per month for the remaining term.

The following is a summary of the future lease commitments over the next five fiscal years:

2014	$22,105
2015	90,289
2016	93,551
2017	94,283
2018	90,816

Total	$391,044

F-6

Jeremy N. Stout, Inc.

(d/b/a The Big Tomato)

Notes to the Condensed Financial Statements

(Expressed in US dollars)

(unaudited)

7.	Subsequent Event

We have evaluated subsequent events through January 15, 2015, and did not have any material recognizable subsequent events with the exception of the following:

a)

On January 14, 2015, the Company completed a Plan of Merger with Monarch America, Inc. (“MAI”) (formerly Cannabis Kinetics Corp.), a Nevada corporation, whereby MAI acquired all of the outstanding shares of the Company in consideration for cash of $400,000, promissory notes of $2,000,000 and 8,100,000 post-split shares of restricted common stock of MAI. Each note will be payable in eight equal installments of $125,000 plus interest at 8% per annum. Each note will be secured by all of the assets of the Company and the shares of the Company.

b)

On January 14, 2015, the Company entered into a two-year employment agreement (the “Employment Agreement”) with each of Jeremy N. Stout and Josh Field for an annual base salary of $120,000 each. Each individual will also be entitled to a bonus based upon the Company’s annual net revenues for 2015 and 2016 as follows: (i) $2,500 for every $10,000 of revenue generated between $400,000 and $460,000, and (ii) $15,000 plus 7.5% of net revenue over $460,000. The agreement prohibits the individuals from competing with the business of the Company during the term of the agreement and for one year thereafter, except if the employee is terminated without cause or as a result of a constructive termination.

F-7